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                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                     NORTHERN INDIANA PUBLIC SERVICE COMPANY

                       AS AMENDED THROUGH NOVEMBER 9, 2000

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                        AMENDED ARTICLES OF INCORPORATION
                                       OF
                     NORTHERN INDIANA PUBLIC SERVICE COMPANY

         The undersigned officers of Northern Indiana Public Service Company (hereinafter referred to as the "Corporation") existing pursuant to the provisions of The Indiana Genera] Corporation Act, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating certain amendments of its Articles of Incorporation by the adoption of new Amended Articles of Incorporation to supersede and take the place of its heretofore existing Amended Articles of Incorporation, certify the following facts:

                                  SUBDIVISION A

                          TEXT OF THE AMENDED ARTICLES

         The exact text of the entire Articles of Incorporation of the Corporation, as amended (hereinafter referred to as the "Amended Articles'), now is as follows:

                                    ARTICLE I

                                      NAME

         The name of the Corporation is Northern Indiana Public Service Company.

                                   ARTICLE II

                                    PURPOSES

         The purposes for which the Corporation is formed are:

         (a) To carry on the general business of the manufacture, transmission, distribution, purchase and sale of electric current to towns and cities, and to the public in general, for heating, lighting and power purposes, and for the carrying on of all business incident thereto; to construct, purchase, or in any manner acquire, maintain and operate, and to mortgage, lease, sell or in any manner dispose of, plants and works for the manufacture, transmission, distribution, purchase and sale of electric current; to construct, purchase, or in any manner acquire, maintain and operate, and to mortgage, lease, sell or in any manner dispose of, lines and systems of poles, wires, conduits, meters and other appliances necessary for or useful in the purchase, sale, distribution and transmission of electric current; and to manufacture, buy, sell, mortgage, lease and deal in stoves, engines, lamps and other appliances and conveniences calculated directly or indirectly to promote the consumption of electric current or energy.

         (b) To manufacture, explore for, produce, store, distribute, buy and sell manufactured and natural gas for light, heat, power and other purposes, and to deal with and sell the by-products and residual products obtained in the manufacture of gas, and to deal with any other hydrocarbons in connection with any such purposes; to construct, purchase, or in any manner

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acquire, maintain and operate, and to mortgage, lease, sell, and in any manner dispose of plants and works for the manufacture, underground storage, distribution, transportation and sale of manufactured and natural gas; to construct, lay, purchase, or in any manner acquire, and to maintain, operate, sell, encumber, or in any manner dispose of lines and systems of mains, pipes, conduits, meters, appliances and any other property, real and personal, necessary for or useful in the sale, underground storage, distribution and transportation of manufactured or natural gas for light, heat, power and other purposes; and to manufacture, buy, sell, mortgage, lease and deal in stoves, engines, lamps and other appliances and conveniences calculated directly or indirectly to promote the consumption of gas and its by-products.

         (c) To procure, store, supply, distribute, purchase and sell water in its natural or in a purified state; to construct, purchase, or in any manner acquire, maintain and operate, and to mortgage, lease, sell or in any manner dispose of, plants, systems and works for the storage, purification, distribution and supply of water; and to construct, lay, purchase or in any manner acquire, and to maintain, operate, sell, encumber, or in any manner dispose of, lines and systems of mains, pipes, conduits and appliances necessary for or useful in the sale, distribution and supply of water.

         (d) To manufacture, produce, generate, supply, distribute, purchase and sell steam and hot water for heat, power and other purposes; to construct, purchase, or in any manner acquire, maintain and operate, and to mortgage, lease, sell, or in any manner dispose of, plants, systems and works for the manufacture, production, distribution and sale of steam and hot water; and to construct, lay, purchase or in any manner acquire, and to maintain, operate, sell, encumber, or in any manner dispose of, lines and systems of mains, pipes, conduits and appliances necessary for or useful in the sale, distribution and supply of steam and hot water for heat, power and other purposes.

         (e) To purchase and own (so far as it lawfully may) all or a part of the shares of the capital stock and bonds and other securities of any other electrical, gas, water or heating company, and to invest its funds therein.

                                   ARTICLE III

                                TERM OF EXISTENCE

         The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV

                       PRINCIPAL OFFICE AND RESIDENT AGENT

         The post-office address of the principal office of the Corporation is 5265 Hohman Avenue, Hammond, Lake County, Indiana 46320; and the name and post-office address of its Resident Agent in charge of such office is Edmund A. Schroer, Chairman and President, 5265 Hohman Avenue, Hammond, Lake County, Indiana 46320.

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                                    ARTICLE V

                             AMOUNT OF CAPITAL STOCK

         The total number of shares into which the authorized capital stock of the Corporation is divided is 85,400,000 shares, consisting of 2,400,000 shares with a par value of $100 per share, 2,000,000 shares with a par value of $50 per share, and 81,000,000 shares without par value.

                                   ARTICLE VI

                             TERMS OF CAPITAL STOCK

         The total authorized capital stock of the Corporation consists of the following classes and amounts:

                  (a) 2,400,000 shares of cumulative preferred stock with a par value of $100 per share (the "$100 par cumulative preferred stock");

                  (b) 3,000,000 shares of cumulative preferred stock of no par value (the "no par cumulative preferred stock);

                  (c 2,000,000 shares of cumulative preference stock with a par value of $50 per share (the "$50 par cumulative preference stock);

                  (d) 3,000,000 shares of cumulative preference stock of no par value (the "no par cumulative preferred stock); and

                  (e) 75,000,000 shares of common stock of no par value.

The term "cumulative preferred stock' when used herein shall mean he $100 par cumulative preferred stock and the no par cumulative preferred stock. The term "cumulative preference stock" when used herein shall mean the $50 par cumulative preference stock and the no par cumulative preference stock.

         The relative rights, preferences, limitations and restrictions of each class of capital stock of the Corporation are as follows:

         PRIORITY OF CUMULATIVE PREFERRED STOCK. (1) As to assets and dividends, the $100 par cumulative preferred stock and the no par cumulative preferred stock shall be of equal rank, and the cumulative preferred stock shall rank prior to, and be preferred over, the cumulative preference stock and the common stock,

         CUMULATIVE PREFERRED STOCK. (2) The shares of $100 par cumulative preferred stock and the shares of no par cumulative preferred stock may be divided into and issued, from time to time, in one or more series. All shares of cumulative preferred stock of the same series shall be identical, but shares of cumulative preferred stock of different series, subject to the provisions of this Article VI and to any applicable provisions of law, may vary as to (a) the rate of dividend,

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(b) the prices at which such shares may be redeemed, (c) the number of shares issuable, (d) conversion and sinking fund provisions, if any, (e) the designations, (f) in the case of no par cumulative preferred stock, the amount per share which the no par cumulative preferred stock shall lie entitled to receive upon the involuntary liquidation, dissolution or winding up of the affairs of the Company, and (g) such other relative rights, preferences, limitations or restrictions as shall be determined in any resolution or resolutions adopted by the Board of Directors providing for the issuance thereof, and the Board of Directors is hereby expressly vested with authority to fax and determine with respect to any series, within the limitations herein set forth and provided by law, the number of shares to constitute any series and the designations thereof, and the relative rights, preferences, limitations or restrictions of the shares of any series so established.

         DIVIDENDS ON CUMULATIVE PREFERRED STOCK. (3) The holders of shares of cumulative preferred stock of each series at the time outstanding shall be entitled to receive, but only when and as declared by the Board of Directors, cash dividends at the annual dividend rate fixed for the shares of such series by the Board of Directors as herein provided, and no more, payable quarterly upon such dates as the Board of Directors may from time to time determine. Dividends on shares of cumulative preferred stock of each series shall be cumulative. No dividends shall be declared on shares of cumulative preferred stock of any series for any quarterly dividend period unless at the same time and for the same quarterly dividend period there shall likewise be declared on all shares of all other series of the cumulative preferred stock at the time outstanding like proportionate dividends, ratably, in proportion to the annual dividend rates for such series, respectively, to the extent that such shares are entitled to receive dividends for such quarterly dividend period. No dividend shall be paid, or declared and set apart for payment, on the shares of any class of stock subordinate or junior to the cumulative preferred stock, nor any distribution made on any class of stock subordinate or junior to the cumulative preferred stock, nor shall any shares of any such subordinate or junior stock be purchased, redeemed or otherwise acquired for value by the Company, unless there shall have been declared and paid or shall have been declared and set apart for payment a sum sufficient for the payment of full dividends on all shares of cumulative preferred stock of all series at the time outstanding for all past quarterly dividend periods and for the then current quarterly dividend period. Whenever all cumulative dividends on said cumulative preferred stock for all previous quarterly dividend periods shall have been paid, and the full current quarterly dividends shall have been paid or shall have been declared and a sum sufficient for the payment thereof set apart, the Board of Directors may forthwith declare dividends on any other stock subordinate or junior to the cumulative preferred stock. Any accumulation of dividends on the cumulative preferred stock shall not bear interest.

         DIVIDEND ACCRUALS. (4) Dividends on the shares of cumulative preferred stock shall commence to accrue on the dividend payment date next preceding the issuance of the stock, or such later date as the Board of Directors may determine in the resolution authorizing the issuance thereof.

         PREFERENCE ON LIQUIDATION. (5) In the event of any voluntary liquidation, dissolution or winding up of the affairs of the Company, the holders of all shares of each series of cumulative preferred stock at the time outstanding shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings, available for distribution to its shareholders, before any amount shall be paid to the holders of any other stock subordinate or junior to the cumulative preferred stock, the redemption price thereof plus the unpaid cumulative dividends accrued thereon. In the event of any involuntary liquidation, dissolution or winding up of the

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affairs of the Company, the holders of all shares of each series of cumulative preferred stock at the time outstanding shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders, before any amount shall be paid to the holders of any other stock subordinate or junior to the cumulative preferred stock, (a) $100 plus the unpaid cumulative dividends accrued thereon, in the case of the holders of shares of the $100 par cumulative preferred stock, for each such share or (b) the involuntary liquidation preference fixed for such series of shares by the Board of Directors plus the unpaid cumulative dividends accrued thereon, in the case of the holders of shares of the no par cumulative preferred stock, for each such share. After such payment in full to the holders of the cumulative preferred stock, as aforesaid, the remaining assets may be distributed and paid to the holders of any other stock subordinate or junior to the cumulative preferred stock according to their respective interests. If upon any such liquidation, dissolution or winding up, the assets distributable among the holders of the cumulative preferred stock shall be insufficient to permit the payment of the full preferential amounts aforesaid, then such assets shall be distributed among the holders of all shares of each series of the cumulative preferred stock then outstanding, ratably in proportion to the full preferential amounts to which they are respectively entitled.

         RIGHT TO REDEEM-REDEMPTION PRICE. (6) The Company, by action of its Board of Directors, shall have the right to redeem the cumulative preferred stock or any series thereof, in whole at any time, or in part from time to time, upon and by the payment of the redemption price or prices fixed therefor plus all unpaid cumulative dividends accrued thereon to the date fixed for redemption, or upon arid by setting aside for the benefit of the holders thereof the money sufficient to make such payments. If less than all the outstanding shares of any series of cumulative preferred stock shall 1) called for redemption, the shares to be redeemed shall he selected by lot in such manner as the Board of Directors may prescribe or, in the alternative, at Pie discretion of the Board of Director's, shall he redeemed pro rata to the nearest whole share.

         NOTICE OF REDEMPTION. (7) Notice of the intention of the Company to redeem any shares of cumulative preferred stock specifying (i) the designation of the series of cumulative preferred stock to be redeemed, (ii) if less than all the outstanding shares of cumulative preferred stock of such series are called for redemption, appropriate specification of the shares to be redeemed,
(iii) the place and date of redemption arid (iv) the redemption price of the shares to be redeemed as herein provided, shall, unless such publication be waived in writing by the holders of all such shares to be redeemed, be published once in each week for at least three successive weeks (in each case on any business day of the week) in at least one newspaper of general circulation in the city of Chicago, Illinois and in at least one newspaper of general circulation in city of New York, New York, printed in the English language and customarily published on each business day, the first publication to be not more than sixty (60) days and the last publication to be not less than seven (7) days prior to the redemption date fixed in said notice; and such notice shall also be mailed to each holder of such shares so to be redeemed at the address of such holder as it appears on the books of the Company, not less than thirty (30) days nor more than sixty (60) days prior to the date for the redemption thereof, but failure to so mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for such redemption.

         WHEN SHARES DEEMED CANCELLED. (8) If notice of redemption shall have been duly given, and if the Company shall have, upon or prior to the redemption date specified in said notice, paid or set apart for payment the funds necessary to effect the redemption of shares of cumulative preferred stock called for redemption so that such funds shall be and continue to be available therefor, then, from and after the redemption date, notwithstanding that any certificate for shares

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called for redemption shall not have been surrendered for cancellation, such shares represented thereby shall no longer be deemed outstanding and shall be deemed cancelled and retired and shall not be reissued, and each holder thereof shall not thereafter be entitled to receive any further dividend or be entitled to exercise any rights as a holder of such stock excepting only the right to receive the redemption price thereof plus all unpaid cumulative dividends accrued thereon, but without interest. The moneys so set apart for the redemption of such stock called for redemption shall be paid to the holders of such stock upon the surrender to the Company for cancellation of the certificates representing such stock, properly endorsed in blank for transfer or accompanied by proper instruments of assignment in blank (if required by the Company) and bearing all necessary stock transfer tax stamps thereto affixed and cancelled.

         DEPOSIT OF REDEMPTION FUNDS. (9) The Company may, after giving notice of redemption as herein provided, or after giving to the bank or trust company hereinafter referred to irrevocable authority to give due notice, deposit at any time on or prior to the redemption date specified in such notice, the amount of the aggregate redemption price plus all unpaid cumulative dividends accrued to the redemption date on the shares of cumulative preferred stock to be redeemed, with a bank on trust company having a capital and surplus of at least five million dollars and its principal office in the city of Chicago, Illinois, designated in such notice, in trust for the holders of such stock so to be redeemed, payable to the holders thereof on the date fixed for redemption (or prior thereto if the Board of Directors shall so determine), and then, from and after the date of such deposit, such stock so called for redemption shall not have been surrendered for cancellation, shall no longer be deemed outstanding and shall be deemed cancelled and retired and shall not be reissued, and each holder thereof shall not thereafter be entitled to receive any further dividend or be entitled to exercise any rights as a holder of such stock, excepting only the right to receive the redemption price thereof plus all unpaid cumulative dividends accrued thereon to the date of redemption price thereof plus all unpaid cumulative dividends accrued thereon to the date of redemption, but without interest thereon.

         REDEMPTION FUNDS NOT CLAIMED. (10) In case the holder of airy certificate for any cumulative preferred stock which shall have been redeemed shall not, within six (6) years after such redemption date, claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Company such unclaimed amount and shall thereupon be relieved of all responsibility in respect thereof; provided such bank or trust company, before being required to make any such payment, may (at the expense of the Company) cause to be published once a week on any business day of the week for two (2) consecutive weeks in a newspaper of general circulation in the city of Chicago, Illinois, customarily published on each business day, a notice that such moneys have not been so called for and that after a date named therein such moneys will be returned to the Company.

         PURCHASE FOR RETIREMENT-REDEMPTION FUNDS. (11) The Company may also, from time to time, to the extent now or hereafter permitted by law, purchase or otherwise acquire the whole or any part, including a part of any series, of the cumulative preferred stock at not exceeding the redemption price thereof. Redemption of shares of cumulative preferred stock, or the purchase or other acquisition thereof, may be made at any time, except as in the next paragraph provided, out of any available funds of the Company, including surplus, the proceeds of common stock, or stock of any class, bonds, notes, or other securities, issued or to be issued, or any one or more thereof. All cumulative preferred stock redeemed, purchased or otherwise acquired, shall be cancelled and retired and shall not be reissued.

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         REDEMPTION WHEN DIVIDENDS IN ARREARS. (12) If at any time the Company has failed to pay all cumulative dividends accrued on any outstanding shares of cumulative preferred stock of any series, thereafter and until all cumulative dividends accrued on all shares of outstanding cumulative preferred stock of all series have been paid, or declared and set apart for payment, for all past quarter yearly dividend periods and for the then current quarterly dividend period (but without interest) the Company shall not redeem any shares of cumulative preferred stock unless all outstanding shares of cumulative preferred stock are thereupon redeemed, and shall not make any distribution thereon, and shall not purchase or otherwise acquire for value any shares of cumulative preferred stock except in accordance with a purchase offer made to all holders of the cumulative preferred stock providing for the purchase at a price which will equal for each share of such cumulative preferred stock the same percentage of the redemption price thereof (including all unpaid cumulative dividends accrued thereon) in effect at the time of purchase.

         DIVIDEND RESTRICTION ON COMMON STOCK. (13) So long as any shares of the cumulative preferred stock are outstanding no dividends shall be paid or declared upon the common stock (other than dividends payable in common stock) in excess of 75% of the net income available therefor for the preceding calendar year unless the aggregate of the capital of the Company applicable to stocks subordinate or junior as to assets and dividends to the cumulative preferred stock plus the surplus, after giving effect to such dividends, would equal or exceed 25% of the sum of all obligations of the Company evidenced by bonds, notes, debentures or other securities plus the total capital and surplus of the Company.

         CUMULATIVE PREFERENCE STOCK. (14) The shares of $50 par cumulative preference stock and the shares of no par cumulative preference stock may be divided into and issued, from time to time, in one or more series. All shares of cumulative preference stock of the same series shall be identical, but shares of cumulative preference stock of different series, subject to the provisions of this Article VI and to any applicable provisions of law, may vary as to (a) the rate of dividend, (b) the prices at which such shares may be redeemed (c) the number of shares issuable, (d) conversion and sinking fund provisions, if any,
(e) the designations, (f) in the case of no par cumulative preference stock, the amount per share which the no par cumulative preference stock shall be entitled to receive upon the involuntary liquidation, dissolution or winding up of the affairs of the Company, and (g) such other relative rights, preferences, limitations or restrictions as shall be determined in any resolution or resolutions adopted by the Board of Directors providing for the issuance thereof, and the Board of Directors is hereby expressly vested with authority to fix and determine with respect to any series, within the limitations herein set forth and provided by law, the number of shares to constitute any series and the designations thereof, and the relative rights, preferences, limitations or restrictions of the shares of any series so established.

         DIVIDENDS ON CUMULATIVE PREFERENCE STOCK. (15) The holders of shares of cumulative preference stock of each series at the time outstanding shall be entitled to receive, but only when and as declared by the Board of Directors, cash dividends at the annual dividend rate fixed for the shares of such series by the Board of Directors as herein provided, and no more, payable quarterly upon such dates, as the Board of Directors may from time to time determine, out of the surplus earnings or net profits or surplus paid in cash. No dividends shall be declared or paid on shares of cumulative preference stock of any series for any quarterly dividend period, unless at the same time, and for the same quarterly dividend period, there shall likewise be declared and paid, in due course, on all shares of all series of the cumulative preference stock at the time

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outstanding, like proportionate dividends, ratably, in proportion to the annual amount of dividends payable for each such series, respectively, to the extent that such shares are entitled to receive dividends for such quarterly dividend period. Such dividends shall be cumulative and shall be paid or declared and set apart for payment, before any dividends shall be paid, or declared and apart for payment, or any distribution made, on the common stock or any other stock subordinate to cumulative preference stock, so that if, in any year, dividends at the rate applicable to such cumulative preference stock shall not have been paid, or declared and set apart for payment, on the cumulative preference stock, the deficiency shall be paid, or declared and set apart for payment, on the cumulative preference stock, the deficiency shall be paid, or declared and set apart for payment, before any dividends shall be paid, or declared and set apart for payment, on the common stock or any other stock subordinate to the cumulative preference stock. Any accumulation of dividends on the cumulative preference stock shall not bear interest. Whenever all cumulative dividends on the cumulative preference stock for all previous quarterly dividend periods shall have been paid, and the full current quarterly dividends shall have been paid or shall have been declared and a sum sufficient for the payment of thereof set apart, the Board of Directors may forthwith declare dividends on the common stock or any other stock subordinate to the cumulative preference stock.

         DIVIDEND ACCRUALS. (16) Dividends on the shares of cumulative preference stock of each series shall commence to accrue on the dividend payment date next preceding the issuance thereof or such later date as the Board of Directors may determine in the resolutions authorizing the issuance thereof.

         PREFERENCE ON LIQUIDATION. (17) In the event of any voluntary liquidation, dissolution or winding up of the Company, the holders of shares of cumulative preference stock of each series at the time outstanding shall be entitled to be paid in cash out of the assets of the Company, before any amount shall be paid out such assets to the holders of the common stock or any other stock subordinate to the cumulative preference stock, an amount equal to the redemption price for such shares plus the unpaid cumulative dividends accrued thereon. In the event of any involuntary liquidation, dissolution or winding up of the Company, the holders of shares of cumulative preference stock of each series at the time outstanding shall be entitled to be paid in cash out of the assets of the Company, before any amount shall be paid out of such assets to the holders of the common stock or any other stock subordinate to the cumulative preference stock (a) $50 par cumulative preference stock, for each such share or
(b) the involuntary liquidation preference fixed for such series of shares by the Board of Directors plus the unpaid cumulative dividends accrued thereon, in the case of the holders of shares of the no par cumulative preference stock, for each such share. After such payment in full to the holders of the cumulative preference stock, as aforesaid, the remaining assets may be distributed and paid to the holders of the common stock or any other stock subordinate to the cumulative preference stock, according to their respective interests. If upon any such liquidation, dissolution or winding up, the assets distributable among the holders of cumulative preference stock shall be insufficient to permit the payment of the full preferential amounts aforesaid, then such assets shall be distributed among the holders of all shares of the cumulative preference stock of each series thereof then outstanding, ratably in proportion to the full preferential amounts to which they are respectively entitled.

         RIGHT TO REDEEM. (18) The Company, by action of its Board of Directors, shall have the right to redeem the cumulative preference stock or any series thereof, in whole at any time, or in part from time to time, upon and by the payment of the redemption price or prices fixed therefor

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plus all unpaid cumulative dividends accrued thereon to the date fixed for redemption, or upon and by setting aside for the benefit of the holders thereof the money sufficient to make such payments. If less than all the outstanding shares of cumulative preference stock of any series shall be called for redemption, the shares to be redeemed shall be selected by lot in such manner as the Board of Directors may prescribe or, in the alternative, at the discretion of the Board of Directors, shall be redeemed pro rata to the nearest whole share.

         NOTICE OF REDEMPTION. (19) Notice of the intention of the Company to redeem any shares of the cumulative preference stock, specifying (a) the designation of the series of cumulative preference stock to be redeemed, (b) if less than all the outstanding shares of cumulative preference stock of such series are called for redemption, appropriate specification of the shares to be redeemed, (c) the date of termination of the conversion rights, if any, (d) the place and date of redemption and (e) the redemption price of the shares to be redeemed as herein provided, shall, unless such publication be waived in writing by the holders of all such shares to be redeemed, be published once in each week for at least three successive weeks (in each case on any business day of the week) in at least one newspaper of general circulation in the city of Chicago, Illinois, and in at least one newspaper of general circulation in the city of New York, New York, printed in the English language and customarily published on each business day, the first publication to be not more than forty (40) days and the last publication to be not less than seven (7) days prior to the redemption date fixed in said notice; and such notice shall also be mailed to each holder of such shares so to be redeemed at the address of such holder as it appears on the books of the Company, riot less than thirty (30) days nor more than sixty
(60) days prior to the date for' the redemption thereof but failure to so mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for such redemption.

         WHEN SHARES DEEMED CANCELLED. (20) If notice of redemption shall have been duly given, and if the Company shall have, upon or prior to the redemption date specified in said notice, paid or set apart for payment the funds necessary to effect the redemption of such shares of cumulative preference stock called for redemption so that such funds shall be and continue to be available therefor, then, from and after the redemption date, notwithstanding that any certificate for shares called for redemption shall not have been surrendered for cancellation, such shares represented thereby shall no longer be deemed outstanding and shall be deemed cancelled and each holder thereof shall not thereafter' be entitled to receive any further dividend or' be entitled to exercise any rights as a holder' of such stock, excepting only the right to receive the redemption price thereof plus unpaid cumulative dividends accrued thereon, but without interest. The moneys so set apart for the redemption of such stock called for redemption shall be paid to the holders of such stock upon the surrender to the Company for cancellation of the certificates representing such stock, properly endorsed in blank for transfer on' accompanied by proper instruments of assignment in blank (if required by the Company) and bearing all necessary stock transfer tax stamps thereto affixed arid cancelled.

         DEPOSIT OF REDEMPTION FUNDS. (21) The Company may, after giving notice of redemption as herein provided, or after giving to the bank or trust company hereinafter referred to irrevocable authority to give due notice, deposit at any time on or prior to the redemption date specified in such notice, the amount of the aggregate redemption price plus all unpaid cumulative dividends accrued to the redemption date on the shares of cumulative preference stock to be redeemed, with a bank or trust company having capital and surplus of at least five million dollars and its principal office in the city of Chicago, Illinois, designated in such notice, in trust for the holders of such stock so to be redeemed, payable to the holders thereof on the date fixed for

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redemption (or prior thereto if the Board of Directors shall so determine), and then, from and after the date of such deposit, such stock, notwithstanding that any certificate for such stock so called for redemption shall not have been surrendered for cancellation, shall no longer be deemed outstanding and shall be deemed cancelled and each holder thereof shall not thereafter be entitled to receive any further dividend or be entitled to exercise any rights as a holder of such stock, excepting only the right to receive the redemption price thereof plus unpaid cumulative dividends accrued thereon to the date of redemption, but without interest thereon.

         REDEMPTION FUNDS NOT CLAIMED. (22) In case the holder of any certificate for any cumulative preference stock which shall have been redeemed shall not, within six (6) years after such redemption date, claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Company such unclaimed amount and shall thereupon be relieved of all responsibility in respect thereof; provided such bank or trust company, before being required to make any such payment, may (at the expense or the Company) cause to be published once a week on any business day of the week for two (2) consecutive weeks in a newspaper of general circulation in the city of Chicago, Illinois, customarily published on each business day, a notice that such moneys have not been so called for and that after a date named therein such moneys will be returned to the Company.

         PURCHASE FOR REDEMPTION. (23) The Company may also, from time to time, to the extent now or hereafter permitted by law, purchase or otherwise acquire the whole or any part, including a part of any series, of cumulative preference stock, at not exceeding the redemption price thereof. Redemption of shares or cumulative preference stock, or the purchase or other acquisition thereof, may be made at any time, except as in the next paragraph provided, out of any available funds of the Company, including surplus, the proceeds of common stock, or stock of any class, bonds, notes, or other securities, issued or to be issued, or any one or more thereof. All shares of cumulative preference stock redeemed, purchased or otherwise acquired, shall be cancelled.

         REDEMPTION WHEN DIVIDENDS IN ARREARS. (24) If at any time the Company has failed to pay all cumulative dividends accrued on any outstanding shares of cumulative preference stock accrued on any outstanding shares of cumulative preference stock of any series, thereafter and until all cumulative dividends accrued on all shares of outstanding cumulative preference stock of all series have been paid, or declared and set apart for payment, for all past quarter yearly dividend periods (but without interest) the Company shall not purchase or otherwise acquire for value any stock subordinate to the cumulative preference stock, and the Company shall not redeem any cumulative preference stock unless all outstanding shares of cumulative preference stock are thereupon redeemed, and shall not make any distribution thereon, and shall not purchase or otherwise acquire for value any shares of cumulative preference stock of any series, except in accordance with a purchase offer made to all holders of the cumulative preference stock, providing for the purchase at a price which will equal for each share of such cumulative preference stock the same percentage of the redemption price thereof (including all unpaid cumulative dividends accrued thereon) in effect at the time of purchase.

                                   ARTICLE VII

                         VOTING RIGHTS OF CAPITAL STOCK

         RIGHTS OF COMMON STOCK. (1) Every share of common stock whenever and for whatever consideration issued, shall he equal to every other share of common stock and shall be entitled to the same rights as every other share of common stock in voting at all meetings of the stockholders and in all distributions of earnings or assets of the Corporation distributable to the holders of common stock.

         CUMULATIVE VOTING. (2) In all elections of directors every common shareholder shall have the right to multiply the number of shares he may be entitled to vote by the number of directors to be elected, and the product shall represent the number of votes he may cast at such election, and he may cast all such Votes represented by such product for one candidate or distribute them among any two or more candidates.

         VOTING RIGHTS OF CUMULATIVE PREFERRED STOCK. (3) The holders of the cumulative preferred stock shall have no voting powers, nor shall they be entitled to notice of any meeting of the shareholders, except as required by law or by these Articles. Whenever any matter is submitted to a vote of the holders of the cumulative preferred stock pursuant to these Articles, the holders of shares of the $100 par cumulative preferred stock and the holders of the no pal' cumulative preferred stock shall vote together as a class; the holders of the $100 par cumulative preferred stock shall be entitled to cast one vote per share, and the holders of the no par cumulative preferred stock shall be entitled to cast that vote per share (but not in excess of one vote per share) equal to a fraction the numerator of which shall be the involuntary liquidation preference per share fixed for each such share by the Board of Directors and the denominator of which shall be $100.

         VOTING RIGHTS OF CUMULATIVE PREFERRED STOCK IN THE EVENT OF DEFAULT.
(4) In the event of a default in payment of an amount equal to four full quarterly dividends on all shares of all series of the cumulative preferred stock then outstanding, the holders of all shares of cumulative preferred stock shall be given notice of all meetings of shareholders and, voting as provided in Paragraph 3 of this Article VII, shall have the right to elect a majority of the Board of Directors and shall have in all other matters full voting rights; provided, however, that when all accrued installments and arrears of dividends on all series of the cumulative preferred stock then outstanding shall have been paid, then and thereupon all the rights and powers of the holders of the cumulative preferred stock to receive notice and to vote as in this paragraph provided shall cease, subject, however, to being again revived at any subsequent default of the Company as aforesaid.

         VOTING RIGHTS OF CUMULATIVE PREFERENCE STOCK. (5) Except as herein expressly provided, and except in the manner and to the extent provided by the laws of the State of Indiana, the holders of the cumulative preference stock of the Company shall have no voting powers, nor shall they be entitled to notice of any meetings of the shareholders of the Company. Whenever any matter is submitted to a vote of the holders of the cumulative preference stock pursuant to these Articles, the holders of shares of the $50 par cumulative preference stock and the holders of the no par cumulative preference stock shall vote together as a class; the holders of the $50 par cumulative preference stock shall be entitled to cast one vote per share, and the holders of the no par cumulative preference stock shall be entitled to cast that vote per share (but not in excess of two votes per share) equal to a fraction the numerator of which shall be the involuntary liquidation preference per share fixed for each such share by the Board of Directors and the denominator of which shall be $50.

         VOTING RIGHTS OF CUMULATIVE PREFERENCE STOCK IN THE EVENT OF DEFAULT.
(6) Whenever an amount equal to four full quarterly dividends on all shares of all series of the cumulative preference stock shall be in arrears, or whenever there shall have occurred some default in the observance of any of the provisions hereof or some default under any indenture of mortgage or deed of trust of the Company on which action shall have been taken by the bondholders or the trustee as in said mortgage or deed of trust provided, or whenever the Company shall have been declared bankrupt (each of said events being hereinafter called a "default"), then all the holders of the cumulative preference stock shall be given notice of all shareholders' meetings and, voting as provided in Paragraph 5 of this Article VII, shall have the right to elect two directors of the Company and shall have in ail other matters full voting rights; provided, however, that when all said accrued installments and arrears of dividends shall have been paid by the Company, or whenever any default in the observance of any of the provisions hereof shall have been cured, or whenever any such action taken by such bondholders or such trustee shall have been dismissed by agreement or otherwise, or whenever the Company shall have been discharged from bankruptcy, then and thereupon, provided there shall be no other default then existing, all the rights and powers of the holders of said cumulative preference stock to receive notice and to vote as in this paragraph provided shall cease, subject, however, to being again revived at any subsequent default of the Company as aforesaid.

         WHEN TWO-THIRDS VOLE OF CUMULATIVE PREFERRED REQUIRED TO AMEND CHARTER.
(7) So long as any shares of the cumulative preferred stock of any series are outstanding, the Company shall not, without the affirmative vote (given at a meeting duly called for the purpose) of at least two-thirds of the total number of votes eligible to be cast by the holders of the cumulative preferred stock of all series then outstanding, voting as provided in Paragraph 3 of this Article VII, amend the Articles of Incorporation to (a) create or authorize any class of stock which would rank prior to the cumulative preferred stock as to assets or dividends, or any class of securities convertible into any class of stock which would rank prior to the cumulative preferred stock as to assets or dividends, or
(b) change the express terms and conditions of the cumulative preferred stock in any manner prejudicial to the holders of any series thereof.

         WHEN MAJORITY VOTE OF CUMULATIVE PREFERRED REQUIRED TO AMEND CHARTER.
(8) So long as any shares of the cumulative preferred stock of any series are outstanding, the Company shall not, without the affirmative vote (given at a meeting duly called for the purpose) of at least a majority of the total number of votes eligible to be cast by the holders of cumulative preferred stock of all series then outstanding, voting as provided in Paragraph 3 or this Article VII, amend the Articles of Incorporation to (a) create or authorize any class of stock which would rank on parity with the cumulative preferred stock as to assets or dividends, or any class of securities convertible into any class of stock which would rank on a parity with the cumulative preferred stock as to assets or dividends, or (b) authorize additional shares of cumulative preferred stock.

         WHEN MAJORITY VOTE OF CUMULATIVE PREFERRED REQUIRED TO ISSUE ADDITIONAL SHARES, OR MERGE, ETC. (9) So long as any shares of the cumulative preferred stock of any series are outstanding, the Company shall not, without the affirmative vote (given at a meeting duly called for the purpose) of at least a majority of the total number of votes eligible to be cast by the holders of cumulative preferred stock of all series then outstanding, voting as provided in

Paragraph 3 of this Article VII, (a) issue any additional shares of the cumulative preferred stock, except shares of cumulative preferred stock issued in connection with the redemption of, or exchange for, at least an equal number of outstanding shares of cumulative preferred stock (1) unless for any twelve
(12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the month within which such additional shares are to be issued (i) the net earnings of the Company applicable to the payment of dividends on the cumulative preferred stock and any class of stock ranking on a parity with the cumulative preferred stock as to assets and dividends (determined in accordance with sound accounting practice) shall have been at least two (2) times the annual dividend requirements upon all shares of cumulative preferred stock and any class of stock ranking on a parity with the cumulative preferred stock as to assets or dividends to be outstanding immediately after the proposed issue of such additional shares, and (ii) the net earnings of the Company applicable to the payment of interest charges on the interest bearing indebtedness of the Company (determined in accordance with sound accounting practice) shall have been at least one and one-half (1-1/2) times the aggregate for a twelve (12) months' period of such dividend requirements and the annual interest charges on the entire amount of interest bearing indebtedness likewise to be outstanding, but excluding from the foregoing computation interest charges on all indebtedness which is to be retired through the issue of such additional shares; and if such additional shares are to be issued in connection with the acquisition of any property, whether by merger, consolidation, purchase or otherwise, the earnings of the property to be acquired may be included on a pro forma basis in the foregoing computation and (2) unless the aggregate of the capital of the Company applicable to stocks subordinate or junior as to assets and dividends to the cumulative preferred stock plus the surplus of the Company shall equal or exceed 25% of the sum of all obligations of the Company evidenced by bonds, notes, debentures or other securities plus the total capital and surplus of the Company, or (b) merge or consolidate with any other corporation or sell all or substantially all of the assets of the Company unless provision is made for retirement of all shares of all series of the cumulative preferred stock, except that this clause does not apply to the purchase of assets or franchises of another company not involving a merger or consolidation.

         WHEN TWO-THIRDS VOTE OF CUMULATIVE PREFERENCE REQUIRED. (10) Without the affirmative vote (given at a meeting duly called for the purpose) of at least two-thirds of the total number of votes eligible to be cast by the holders of cumulative preference stock of all series then outstanding, voting as provided in Paragraph 5 of this Article VII, the Company shall not (a) create any class of stock which would rank prior to or on a parity with the cumulative preference stock as to assets or dividends, or any securities convertible into any stock which would rank prior to or on a parity with the cumulative preference stock as to assets or dividends, or (b) amend the Articles of Incorporation to change the express terms and conditions of the cumulative preference stock in any manner substantially prejudicial to the holders thereof.

         WHEN MAJORITY VOTE OF CUMULATIVE PREFERENCE REQUIRED. (11) Without the affirmative vote (given at a meeting duly called for the purpose) of at least a majority of the total number of votes eligible to be cast by the holders of cumulative preference stock of all series then outstanding, voting as provided in Paragraph 5 of this Article VII, the Company shall not (a) authorize additional shares of cumulative preferred stock or cumulative preference stock, or (b) merge or consolidate with any other corporation or sell all or substantially all of the assets of the Company unless provision is made for retirement of all shares of all classes and series of the cumulative preference stock, except that this clause does not apply to the purchase of assets or franchises of another company not involving a merger or consolidation.

                                  ARTICLE VIII

                                 PAID-IN CAPITAL

         The amount of paid-in capital, with which the Corporation is continuing business, is $950,727,635.

                                   ARTICLE IX

                            DATA RESPECTING DIRECTORS

         SECTION 1. NUMBER OF DIRECTORS. The Board of Directors shall consist of not less than three nor more than five members, as determined from time to time by the Board of Directors and shall be elected annually. All directors of the Corporation shall hold office until their successors are elected and qualified. In the event that the holders of cumulative preferred stock or cumulative preference stock are entitled at any shareholders' meeting to elect members of the Board of Directors, then the term of office of all persons who may be directors shall terminate upon the election of their successors at such meeting of shareholders.

         SECTION 2. QUALIFICATIONS. Directors need not be shareholders of the Corporation. A majority of the Directors at any time shall he citizens of the United States.

                                    ARTICLE X

                        FURTHER DATA RESPECTING DIRECTORS

         SECTION 1. NAMES AND POST-OFFICE ADDRESSES. The names and post-office addresses of the Board of Directors of the Corporation are as follows:

      NAME                        ADDRESS                      CITY, STATE, ZIP
      ----                        -------                      ----------------
Carl H. Elliott            Tri-State University               Angola, IN  46703
William J. Johnson         1525 South Tenth Street            Goshen, IN  46526
Dean H. Mitchell           5265 Hohman Avenue                 Hammond, IN  46320
Paul H. Neininger          119 North Main Street              Monticello, IN  47960
Denis F. Ribordy           P. O. Box 599                      Griffith, IN  46319
William J. Riley           720 West Chicago Avenue            East Chicago, IN  46312
Ian M. Rolland             1300 South Clinton Street          Fort Wayne, IN  46801
Edmund A. Schroer          5265 Hohman Avenue                 Hammond, IN  46320
Eugene M. Shorb            5265 Hohman Avenue                 Hammond, IN  46320

         SECTION 2. CITIZENSHIP. All of such Directors are citizens of the United States

                                   ARTICLE XI

                        FURTHER DATA RESPECTING OFFICERS

         SECTION 1. OFFICERS. THE NAMES and addresses of the president and secretary of the Corporation are as follows:

            NAME                       ADDRESS                 CITY, STATE, ZIP
            ----                       -------                 ----------------
Edmund A. Schroer, President       5265 Hohman Avenue         Hammond, IN  46320
Mildred J. Mikulas, Secretary      5265 Hohman Avenue         Hammond, IN  46320

                                   ARTICLE XII

   PROVISIONS FOR REGULATION OF BUSINESS AND CONDUCT OF AFFAIRS OF CORPORATION

         CONSIDERATION FOR PAR VALUE SHARES. (1) Shares of stock having a par value may be sold at less than their par value, in which case such shares may be issued for such consideration as may be fixed from time to time by the Board of Directors of the Corporation.

         CONSIDERATION FOR NO PAR SHARES. (2) Shares of stock without nominal or par value may be issued and disposed of from time to time for such consideration as may be determined by the Board of Directors.

         PREEMPTIVE RIGHTS. (3) The shareholders shall have no preemptive rights to subscribe to or purchase any shares of capital stock of the Corporation of any class, or treasury shares, or any obligations convertible into capital stock of the Corporation.

         MEETINGS OF SHAREHOLDERS. (4) Meetings of the shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified from time to time in the respective notices thereof, or by the by-laws or by resolution of the Board of Directors.

                         EFFECT OF THE AMENDED ARTICLES

         The Amended Articles shall supersede and take the place of the heretofore existing Amended Articles of Incorporation of the Corporation.

                                  SUBDIVISION B

                           MANNER OF ADOPTION AND VOTE

SECTION 1. ACTION BY DIRECTORS

         The Board of Directors of the Corporation, at a meeting thereof, duly called, constituted and held on January 28, 1982 at which a quorum of such Board of Directors was present, duly adopted resolutions proposing to the shareholders of the Corporation entitled to vote in respect of the Amended Articles that the provisions and terms of its entire Articles of Incorporation be amended so as to read as set forth in the Amended Articles, and that the Amended Articles should supersede and take the place of its heretofore existing Amended Articles of Incorporation; and called a meeting of such shareholders, to be held April 14, 1982, to adopt or reject the Amended Articles.

SECTION 2. ACTION BY SHAREHOLDERS

         The shareholders of the Corporation entitled to vote in respect of amendment of the Amended Articles of Incorporation adopted April 9, 1980, and filed with the Secretary of State of Indiana on April 10, 1980, at a meeting thereof, duly called, constituted and held on April 14, 1982, at which the holders of 36,449,331 shares of the common Stock of No Par Value were present in person or by proxy, adopted the Amended Articles.

         (a) The number of shares entitled to vote in respect of adoption of a resolution amending the Amended Articles of Incorporation of the Corporation increasing the authorized number of shares of Common Stock of no par value from 55,000,000 shares to 75,000,000 shares, the number of shares voted in favor of adoption of said resolution and the number of shares voted against such adoption are as follows:

         Shares entitled to vote: 51,120,707 of common stock of no par value Shares voted in favor: 33,905,694 of common stock of no par value Shares voted against: 2,062,299 of common stock of no par value

         (b) The number of shares entitled to vote in respect of adoption of a resolution to add a new paragraph 4 to Article XII of the Amended Articles of Incorporation of the Corporation, the number of shares voted in favor of adoption of said resolution and the number of shares voted against such adoption are as follows:

         Shares entitled to vote: 51,120,707 of common stock of no par value Shares voted in favor: 34,871,769 of common stock of no par value Shares voted against: 1,112 891 of common stock of no par value

         (c)The number of shares entitled to vote in respect of adoption of a resolution to adopt and file new Amended Articles of Incorporation with the Secretary of State of Indiana reflecting the above described amendments and to supersede the Amended Articles of Incorporation adopted April 9,1980, and filed with the Secretary of State of Indiana on April 10, 1980, the number of shares voted in favor of adoption of said resolution and the number of shares voted against such adoption are as follows:

         Shares entitled to vote: 51120,707 of common stock of no par value Shares voted in favor: 34,958,429 of common stock of no par value Shares voted against: 803,408 of common stock of no par value

SECTION 3. COMPLIANCE WITH LEGAL REQUIREMENTS

         The manner of the adoption of the Amended Articles, and the vote by which they were adopted, constitute full legal compliance with the provisions of the Act, the Amended Articles of Incorporation, and the By-Laws of the Corporation.

                                  SUBDIVISION C

                     STATEMENT OF CHANGES MADE WITH RESPECT
                  TO THE NUMBER OF SHARES HERETOFORE AUTHORIZED

Aggregate Number of Shares Previously Authorized                      65,400,000
Increase                                                              20,000,000
Aggregate Number of Shares to be Authorized
 After Effect of this Amendment                                       85,400,000